Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-206140) of Unique Fabricating, Inc. of our report dated March 9, 2016, relating to the consolidated financial statements of Unique Fabricating, Inc. which appears in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
March 9, 2016